Exhibit 4.1
CERTIFICATE OF INCORPORATION
OF
NEW S HOLDCO, INC.
ARTICLE I
NAME OF CORPORATION
     The name of the Corporation (the “Corporation”) is:
New S Holdco, Inc.
ARTICLE II
REGISTERED OFFICE
     The name and address of the registered office of The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801.
ARTICLE III
PURPOSE
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV
AUTHORIZED CAPITAL STOCK
     The Corporation shall be authorized to issue one class of stock to be designated Common Stock; the total number of shares which the Corporation shall have authority to issue is 100, and each such share shall have a par value of $1.00.
ARTICLE V
BOARD POWER REGARDING BYLAWS
     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.
ARTICLE VI
ELECTION OF DIRECTORS
     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

ARTICLE VII
LIABILITY
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.
ARTICLE VIII
CORPORATE POWER
     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.
ARTICLE IX
INCORPORATOR
     The name and mailing address of the incorporator of the Corporation is:
Sasha Friedman
200 Park Avenue
New York, NY
10166-0193
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     THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation.
Dated: August 4, 2010

By:	/s/ Sasha Friedman
	Name:	Sasha Friedman
	Title:	Incorporator